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                                                                   Exhibit 10.08

November 24, 1998


To: Chris Baudouin
From: Chris Cardell


Subject: Offer of Employment

The following is our offer of employment with internet.com LLC ("the Company"):

1.   Title: Chief Financial Officer

2. Annual base salary: $120,000

3. In the event of your termination due to a change of ownership of the Company, you will be entitled to six months of severance to be paid in monthly installments. This severance will be conditional on your not divulging any information, including disparaging comments about the Company, its personnel, financial or other proprietary information.

4.   Vacation: Three weeks paid vacation

5.   Other benefits:

          -    401k participation

          -    major medical insurance coverage

          -    major dental insurance coverage

          - disability insurance etc. commensurate with other Company personnel

6.   Immediate supervisor: President and Chief Operating Officer

All terms of this agreement are effective upon the date of your signing

Very truly yours,

/s/ Christopher S. Cardell

Christopher S. Cardell
President and Chief Operating Officer
internet.com LLC



Agreed to by:

/s/ Christopher J. Baudouin

Christopher J. Baudouin
November 24, 1998